SCHEDULE 14A INFORMATION
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

                                     [LOGO]

                                CIENA CORPORATION
                               1201 Winterson Road
                            Linthicum, Maryland 21090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 2000 Annual Meeting of Stockholders of CIENA Corporation will be held at the BWI Marriott, 1743 W. Nursery Road, Baltimore, Maryland, on Thursday, March 16, 2000 at 3:00 p.m. for the following purposes:

      1. To elect two Class III directors.

      2. To adopt the Third Amended and Restated CIENA Corporation 1994 Stock Option Plan.

      3. To amend the Corporation's Third Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 360 million shares to 460 million shares.

      4. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Corporation.

      5. To consider and act upon such other business as may properly come before the meeting.

      Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                             By Order of the Board of Directors


                                             /s/ Michael O. McCarthy III

                                             Michael O. McCarthy III
                                             Secretary

Linthicum, Maryland
February 8, 2000

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders

                                 March 16, 2000

      This Proxy Statement will be furnished on or about February 8, 2000 to stockholders of CIENA Corporation (the "Corporation"), 1201 Winterson Road, Linthicum, Maryland 21090, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedures.

      The Corporation will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other management employees of the Corporation, who will receive no additional compensation for their services, may solicit proxies by mail, personal interview, telephone and telegraph.

      At the close of business on January 13, 2000, there were 139,339,284 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. There were 1,543 record holders as of January 13, 2000 and only stockholders of record on that date will be entitled to vote at the meeting. Each share will have one vote.

                                   PROPOSAL 1

                              Election of Directors

General

      The Board of Directors currently consists of seven members. The directors are divided into three classes, each class serving for a staggered three-year term. Each class contains two Directors. Class I, whose term expires in 2001, consists of Mr. Dillon and Dr. Nettles; Class II, whose term expires in 2002, consists of Messrs. Cash and Zak; and Class III, whose term expires at the Annual Meeting, consists of Professor Bradley and Messrs. Taylor and Oliver. At the Annual Meeting, two directors will be elected to fill positions in Class
III. Professor Bradley and Mr. Taylor are nominees for election at the meeting. Mr. Oliver is retiring as a director at the end of his term, which expires on the date of the meeting. Each of the nominees for Class III, if elected, will serve for terms expiring at the 2003 annual meeting of stockholders.

      Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

      The following table presents information concerning persons nominated for election as directors of the Corporation and for those directors whose terms of office will continue after the meeting.

Nominees for Election as a Director for Terms Expiring in 2003

Stephen P. Bradley, Ph.D. ... Director of the Corporation since April 1998.
                              Professor Bradley, age 58, is a William Ziegler Professor of Business Administration and the Chairman of the Program for Management Development at the Harvard Business School. A member of the Harvard faculty since 1968, Professor Bradley is also Chairman of Harvard's Executive Program in Competition and Strategy and teaches in Harvard's Delivering Information Services program. Professor Bradley has written extensively on the telecommunications industry and the impact of technology on competitive strategy. Professor Bradley received his B.E. in electrical engineering from Yale University in 1963 and his M.S. and Ph.D. in operations research from the University of California, Berkeley, in 1965 and 1968 respectively. Professor Bradley serves on the Audit Committee of the Board of Directors.

Gerald H. Taylor ............ Director of the Corporation since January 2000.
                              Mr. Taylor, age 57, has been a private consultant and investor in the telecommunications industry since November 1998. He served as Chief Executive Officer of MCI Communications from November 1996 to November 1998 and was President and Chief Operating Officer from July 1994 to November 1996. Mr. Taylor was a member of the Board of Directors of MCI Worldcom Inc. from 1998 to 1999. He currently serves on the Boards of Lafarge Corporation, E2Enet, Inc. and Voyager.net. Mr. Taylor was Chief Operating Officer of MCI from April 1993 to November 1996. Taylor joined MCI in 1969 as its sixth employee and was integrally involved in building MCI through key roles held in operations, sales and marketing.

Directors Continuing in Office

Patrick H. Nettles, Ph.D. ... Chief Executive Officer of the Corporation since
                              February 1994, President and Chief Executive
                              Officer of the Corporation since April 1994 and Director of the Corporation since February 1994. From 1992 until 1994, Dr. Nettles, age 56, served as Executive Vice President and Chief Operating Officer of Blyth Holdings Inc., a publicly-held supplier of client/server software. From late 1990 through 1992, Dr. Nettles was President and Chief Executive Officer of Protocol Engines Inc., a development stage enterprise, formed as an outgrowth of Silicon Graphics Inc., and targeted toward very large scale integration-based solutions for high-performance computer networking. From 1989 to 1990, Dr. Nettles was Chief Financial Officer of Optilink, a venture start-up which was acquired by DSC Communications. Dr. Nettles received his B.S. degree from the Georgia Institute of Technology and his Ph.D. from the California Institute of Technology. Dr. Nettles' term as Director expires 2001.

John R. Dillon .............. Director of the Corporation since October 1999.
                              Mr. Dillon, age 58, has held a variety of positions at such companies as the Coca-Cola Company, Scientific Atlanta and Fuqua National, where he served as President. Mr. Dillon joined Cox Communications in 1981. He was instrumental in taking it private in 1985 and merging it with Cox Newspapers to form Cox Enterprises at which time he was elected Senior Vice President, CFO and a member of the board of directors. At Cox Enterprises, he was responsible for all corporate financial activities as well as planning and development, until his retirement in December 1996. He continued to serve on the Boards of TCG and Cox Communications for two years following his retirement from Cox Enterprises. Mr. Dillon holds an M.B.A. from Harvard Business School and a B.E.E. degree from Georgia Institute of Technology, where he was elected to the Academy of Distinguished Engineering Alumni in 1997. He was a founding director of the Georgia Center for Advanced Telecommunications Technology and currently serves on the Georgia Institute of Technology National Advisory Board. Mr. Dillon serves on the Audit Committee of the Board of Directors. Mr. Dillon's term as Director expires in 2001.

Harvey B. Cash .............. Director of the Corporation since April 1994. Mr.
                              Cash, age 61, is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California which he joined in 1985. Mr. Cash serves on the board of directors of Liberte, Inc., PANJA Corporation, and i2 Technologies Inc. He is also an advisor to Austin Ventures. Mr. Cash received a B.S. in electrical engineering from Texas A&M University and an M.B.A. from Western Michigan University. Mr. Cash serves on the Human Resources and Corporate Governance Committees of the Board of Directors. Mr. Cash's term as Director expires in 2002.

Michael J. Zak .............. Director of the Corporation since December 1994.
                              Mr. Zak, age 46, has been employed by Charles River Ventures of Waltham, Massachusetts since 1991 and has been a general partner of Charles River Partnership VII and its related entities since 1993. From 1986 through 1991, he was a founder and corporate officer of Concord Communications, Inc., a developer of network management software. He is a director of four private companies. Mr. Zak has a B.S. degree in engineering from Cornell University and an M.B.A. from Harvard Business School. Mr. Zak serves on the Human Resources and Corporate Governance Committees of the Board of Directors. Mr. Zak's term as Director expires in 2002.

                     Board and Board Committee Information

Board Committees

      The current committees of the Board of Directors each consist entirely of non-employee directors. The Corporation's Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Corporation's internal accounting controls. Professor Bradley and Messrs. Zak and Dillon are the members of the Audit Committee. The Corporation's Human Resources Committee determines compensation for the Corporation's executive officers and administers the Corporation's 1999 Non-Officer Stock Option Plan (the "Non-Officer Plan"), the Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), the Second Amended and Restated 1994 Stock Option Plan and the 1999 Employee Stock Purchase Plan. Messrs. Zak, Cash and Oliver were the members of the Human Resources Committee in 1999. Mr. Bayless was a member of the Human Resources Committee until his resignation from the Board of Directors in March 1999.

Attendance at Meetings

      During fiscal 1999, the Board of Directors held twelve meetings, the Audit Committee held four meetings and the Human Resources Committee held eleven meetings. Each director of the Corporation attended 75% or more of all Board of Director meetings and 75% or more of all meetings of each committee on which he served. Mr. Dillon was elected to the Board of Directors in October 1999 and attended 75% or more of all Board of Director meetings and 75% or more of all meetings of each committee on which he served during his term.

Directors' Fees

      Members of the Board of Directors receive $2,500 for participation in each regular meeting of the full Board of Directors and $1,250 for each committee meeting. The Corporation also reimburses each member of the Board of Directors for out-of-pocket expenses incurred in connection with attendance at meetings. Under the Corporation's 1996 Outside Directors Stock Option Plan (the "Directors Plan"), non-employee Directors are eligible to receive stock options in consideration for their services. The Directors Plan provides that each non-employee Director will receive an option grant for 30,000 shares of Common Stock upon joining the Board of Directors and an annual option grant for 10,000 shares of Common Stock thereafter. The exercise price of options granted under the Directors Plan will be equal in all cases to the fair market value of the Common Stock on the date of grant. Initial grants under the Directors Plan vest over a period of three years and annual grants vest in full on the first anniversary of the date of grant. Options generally must be exercised within ten years.

      At the annual meeting held on March 10, 1999, each of Professor Bradley and Messrs. Cash, Oliver and Zak, the non-employee Directors who were re-elected to the Board of Directors at that annual meeting, received the annual option grant under the Directors Plan for 10,000 shares of Common Stock, with an exercise price of $25.063 per share. Mr. Dillon received an initial option grant for 30,000 shares of Common Stock on October 20, 1999 when he was first appointed to the Board of Directors, with an exercise price of $29.813 per share. Mr. Taylor received an initial option grant for 30,000 shares of Common Stock on January 5, 2000 when he was first appointed to the Board of Directors, with an exercise price of $49.75 per share. Professor Bradley received an option grant for 30,000 shares of Common Stock effective November 12, 1998 under the 1994 Plan, with an exercise price of $17.375 per share.

                      Beneficial Ownership of Common Stock

      The following table sets forth certain information as of December 31, 1999 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to the Corporation to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, each director, each Named Executive Officer (as defined below), and all directors and executive officers as a group.

                                                            Amount and Nature of
Name of Beneficial Owner                                   Beneficial Ownership(1)   Percent of Class
----------------------                                     -----------------------   ----------------
Patrick H. Nettles, Ph.D. (2)(3)                                   3,653,261               2.61%
Gary B. Smith (2)                                                     13,188                 *
Joseph R. Chinnici(2)                                                233,727                 *
Steve W. Chaddick(2)                                                 668,438                 *
Mark Cummings(2)                                                     172,688                 *
Harvey B. Cash(2)(4)                                               2,887,469               2.08%
Billy B. Oliver(2)                                                    61,625                 *
Michael J. Zak(2)(5)                                                 517,375                 *
Stephen P.  Bradley, Ph.D.(2)                                         10,000                 *
John R.  Dillon(2)                                                       100                 *
Gerald H. Taylor(2)                                                        0                 *
All officers and directors as a group (18 persons)(2)(6)          10,474,675               7.42%

----------
* Represents less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after December 31, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares issuable upon exercise of stock options granted under the 1994 Plan or the Directors Plan. Options granted under the 1994 Plan that are reflected in the beneficial ownership table are generally exercisable immediately but may be subject to a right of repurchase based on a scheduled vesting period. Generally, shares underlying options vest over four years and options must be exercised within ten years. Initial grants of options under the Directors Plan vest over a period of three years, annual grants vest in full on the first anniversary date of the grant and options must be exercised within ten years of the date of grant.

(3) Does not include 175,000 shares held by the Patrick H. and Marion S. Nettles Charitable Trust and 175,000 shares held by The Patrick and Selma Nettles Charitable Remainder Unitary Trust FBO Caltech. Dr. Nettles disclaims beneficial ownership of the shares held by each of these trusts.

(4) Includes 2,632,434 shares of Common Stock owned by InterWest Partners VI, L.P., which Mr. Cash may be deemed to beneficially own by virtue of his status as a Managing Director of InterWest Management Partners VI, LLC, which is the general partner of InterWest Partners VI, L.P., and 82,535 shares owned by InterWest Investors VI, L.P., which Mr. Cash may be deemed to beneficially own by virtue of his status as a Managing Director of InterWest Management Partners VI, LLC, which is the general partner of InterWest Investors VI, L.P. Mr. Cash disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Mr. Cash has direct ownership of 172,500 shares of Common Stock, including 72,500 shares owned by the Harvey B. Cash self-directed IRA.

(5) Includes 275,075 shares of Common Stock owned by Charles River Partnership VIII, which Mr. Zak may be deemed to beneficially own by virtue of his status as a general partner of Charles River Partnership VIII, 5,068 shares of Common Stock owned by Charles River VIII-A LLC, which Mr. Zak may be deemed to beneficially own by virtue of his status as an officer of the manager of Charles River VII-A LLC, and 13,214 shares of

      Common Stock owned by the Zak Family Limited Partnership, which Mr. Zak may be deemed to beneficially own by virtue of his status as a limited partner of the Zak Family Partnership. Mr. Zak disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Mr. Zak has direct ownership of 219,018 shares of Common Stock.

(6) Includes 208,451 shares that are subject to repurchase by the Corporation based upon a scheduled vesting period, and 71,999 shares held in escrow on behalf of executive officers who joined the Corporation in connection with its acquisition of Lightera Networks, Inc. in March 1999 and its acquisition of Omnia Communications, Inc. in July 1999. Includes 181,329 shares held by the Champa Irrevocable Trust, as to which Michael Champa disclaims beneficial ownership.

                                  Compensation

Summary Compensation Table

      The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended October 31, 1999, 1998 and 1997 of the Chief Executive Officer and the Named Executive
Officers:

                                                                             Long-Term
                                               Annual Compensation          Compensation
                                          -----------------------------     ------------
                                                                             Securities
                                                                             Underlying      All Other
                                          Year      Salary       Bonus        Options     Compensation(1)
                                          ----      ------       -----        -------     --------------
Patrick H. Nettles, Ph.D ................ 1999     $348,077    $362,500       100,000        $2,740
President and Chief Executive Officer     1998     $300,000    $150,000             0         5,480
                                          1997     $253,365    $168,750             0         5,480

Gary B. Smith ........................... 1999     $277,404    $215,625       197,500        $  199
Senior Vice President and                 1998     $160,000    $ 90,000        50,000           199
Chief Operating Officer                   1997     $      0    $      0             0             0

Mark Cummings ........................... 1999     $229,808    $115,625        40,000        $  184
Senior Vice President, Operations         1998     $225,000    $ 56,250             0           184
                                          1997     $159,519    $ 67,500             0           184

Steve W. Chaddick ....................... 1999     $229,808    $115,625       105,000        $  348
President, Core Switching Division        1998     $225,000    $ 56,250             0           348
                                          1997     $160,385    $ 67,500             0           348

Joseph R. Chinnici ...................... 1999     $229,808    $115,625        55,000        $  170
Senior Vice President, Finance and        1998     $225,000    $ 56,250             0           170
Chief Financial Officer                   1997     $159,519    $ 67,500             0           170

(1) The Corporation's life insurance plan provides each employee with life insurance coverage equal to two times the employee's annual salary and bonus, up to a maximum of $500,000. These amounts represent life insurance premiums paid by the Corporation on behalf of the Chief Executive Officer and the Named Executive Officers in order to provide additional coverage equal to the difference between $500,000 and twice the individual's annual salary and bonus.

Option Grants in Last Fiscal Year

      The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended October 31, 1999:

                               Number of    Percent of
                              Securities   Total Options                                   Potential Realizable Value at
                              Underlying    Granted to      Exercise or                        Assumed Annual Rates of
                                Options    Employees In     Base Price                      Stock Price Appreciation for
                              Granted(1)    Fiscal 1999   (Per Share)(2)  Expiration Date           Option Term (3)
                              ----------   -------------  --------------  ---------------  -----------------------------
                                                                                                  5%          10%
                                                                                                -----        -----
Patrick H. Nettles, Ph.D ....   100,000        1.54%          $ 29.81         10/20/09       $1,874,924   $4,751,424
Gary B. Smith ...............    57,500        0.88%          $ 17.38         11/12/08       $  628,305   $1,592,248
                                100,000        1.54%          $ 32.25         08/23/09       $2,028,185   $5,139,819
                                 40,000        0.61%          $ 29.81         10/20/09       $  749,969   $1,900,570
Mark Cummings ...............    15,000        0.23%          $ 17.38         11/12/08       $  163,906   $  415,369
                                 25,000        0.38%          $ 29.81         10/20/09       $  468,731   $1,187,856
Steve W. Chaddick ...........    15,000        0.23%          $ 17.38         11/12/08       $  163,906   $  415,369
                                 50,000        0.77%          $ 32.25         08/23/09       $1,014,093   $2,569,910
                                 40,000        0.61%          $ 29.81         10/20/09       $  749,969   $1,900,570
Joseph R. Chinnici ..........    15,000        0.23%          $ 17.38         11/12/08       $  163,906   $  415,369
                                 40,000        0.61%          $ 29.81         10/20/09       $  749,969   $1,900,570

(1) Options vest and become exercisable 25% on the last day of the month in which the first anniversary of the grant occurs and 2.084% per month thereafter. As of October 31, 1999, none of these options were vested. As of November 30, 1999, the first anniversary of the options granted on November 8, 1998 to Messrs. Smith, Cummings, Chaddick occurred, 14,375, 3,750, 3,750 and 3,750, respectively, of those options became vested.

(2) Options were granted having exercise prices at fair market value on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation of 5% and 10% from the date of grant to the date of expiration of such options. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table provides the specified information concerning unexercised options held as of October 31, 1999 by the Named Executive Officers:

                                Shares                     Number of Securities Underlying    Value of Unexercised in-the-
                              Acquired on                       Unexercised Options at              Money Options at
                               Exercise    Value Realized        October 31, 1999(1)               October 31, 1999(2)
                              -----------  --------------  -------------------------------    ----------------------------
                                                           Exercisable       Unexercisable    Exercisable    Unexercisable
                                                           -----------       -------------    -----------    -------------
Patrick H. Nettles, Ph.D ....         0      $        0      875,000            100,000       $28,227,500     $  474,700
Gary B. Smith ...............         0      $        0       20,834            226,666       $   462,202     $2,056,065
Mark Cummings ...............    13,000      $  335,624      175,000             40,000       $ 5,817,000     $  376,450
Steve W. Chaddick ...........    60,000      $1,997,318      536,250            105,000       $17,807,338     $  563,155
Joseph R. Chinnici ..........         0      $        0      245,250             55,000       $ 8,304,635     $  447,655

(1) All options granted prior to Fiscal 1998 are exercisable at the date of grant, but shares purchased upon exercise of options are subject to repurchase by the Corporation based upon a scheduled vesting period. Of the shares underlying options, 729,167, 20,834, 133,334, 340,939 and
      187,855 of the shares underlying options held by Dr. Nettles and Messrs. Smith, Cummings, Chaddick, and Chinnici, respectively, are vested.

(2) Calculated on the basis of the fair market value of the underlying common stock as of October 31, 1999 of $34.56 per share, less the aggregate exercise price. The value of vested in-the-money options held by Dr. Nettles and Messrs. Smith, Cummings, Chaddick, and Chinnici is $23,522,927, $462,202, $4,432,022, $11,506,605, and $6,453,072,
      respectively.

Employment Agreements and Change-in-Control Arrangements

      In April 1994, the Corporation entered into an employment agreement with Dr. Nettles. The employment agreement specifies that Dr. Nettles is an employee at will. In the event that he is terminated for cause, as defined in the employment agreement, he will receive a severance payment equal to his monthly base salary until the earlier of the expiration of six months or the commencement of employment with a person or entity other than the Corporation.

      In November 1998, the Corporation entered into transfer of control/severance agreements with Dr. Nettles, and Messrs. Smith, Cummings, Chaddick and Chinnici. The initial term of each of these agreements is three years. The agreements provide for the payment of up to one year of salary and bonus continuation in the event that the Named Executive Officer's employment is terminated without cause or for "good reason," as defined in the agreements, within one year following a change-in-control of the Corporation.

      In August 1999, the Corporation entered into an employment agreement with Mr. Smith. The employment agreement provides for payment of an incentive bonus of $3,000,000 to Mr. Smith upon the earlier of: (i) his termination without cause or for "good reason," as defined in the agreement, following a transfer of control, or (ii) on August 18, 2002. In the event that Mr. Smith elects to terminate his employment for "good reason" as defined in the agreement, or he is terminated for any reason other than for cause, he will receive a pro-rata portion of the incentive bonus.

Human Resources Committee Report on Executive Compensation

      The Human Resources Committee of the Board of Directors (the "Committee") in fiscal 1999 consisted of Messrs. Zak, Cash and Oliver, none of whom are employees or officers of the Corporation. Mr. Bayless was a member of the Committee until his resignation from the Board of Directors in March 1999. Mr. Cash was elected to the Committee in September of 1999. The Committee advises and assists management in developing the Corporation's compensation and personnel policies, and provides Board oversight of their implementation. The Committee endeavors to meet no less than four times per year to review issues associated with compensation, human resources policies, personnel recruitment and retention and to consider, amend, or approve quarterly objectives for the Corporation, including for management, as recommended by the Corporation's Chief Executive Officer.

      The Committee has adopted a performance-based compensation policy that considers both the long and short term. These two components are linked in a way intended to focus management on increasing the strength of the business and its ability to serve important customers with leading, high-value products, while building the organization in a deliberate, thoughtful way. The Committee believes that this policy will increase stockholder value over the long term. On at least an annual basis, the Committee approves the Corporation's compensation package for executive officers, which includes a combination of annual base salary and benefits, performance-based quarterly bonuses, and long-term compensation consisting of stock options. Annual base salaries are established following an assessment by the Committee of market survey data for comparable positions in comparable companies compiled by an independent compensation consultant. The Committee's goal is to set the Corporation's compensation for various positions at levels that are generally favorable to the averages indicated by the market survey data. The Committee typically targets the fiftieth percentile for compensation, taking into account regional and national data, together with the skills and performance of the individual and the needs of the Corporation. Quarterly bonus payments to members of management are awarded following assessment by the Committee of performance compared to corporate objectives.

      Annual base salaries for members of management, including Patrick H. Nettles, the President and Chief Executive Officer of the Corporation, were most recently reassessed and reset for fiscal 1999 in accordance with the foregoing policy in August 1999 as a result of the Corporation's acquisitions of Lightera Networks and Omnia Communications. The Committee also determined that the Corporation's quarterly corporate objectives were met or otherwise satisfied during each of the four fiscal quarters of the fiscal year ending October 31, 1999, and bonuses were paid accordingly at the conclusion of each quarter during fiscal 1999. Management participates, along with all other employees, in the Corporation's annual grant of stock options to employees who have worked for the Corporation for at least one year. In addition, consistent with the Corporation's policy, members of management who were promoted during fiscal 1999 received an additional grant of stock options. The annual grant of stock options was first implemented in November 1998.

      With respect to the compensation of Dr. Nettles for the overall fiscal year ended October 31, 1999, the Committee recognized his unique role and responsibility as President and Chief Executive Officer of the Corporation, but otherwise considered no factors or criteria different from those applied to members of management generally.

      For fiscal 2000, if the Committee determines that the corporate objectives have been met or otherwise satisfied in each of the four fiscal quarters, the bonus payments, which are paid quarterly on an equal pro rata basis, will equal 35%, 50%, 75% or 100% of base salary, with the exact percentage based on the particular officer's title and responsibilities, as viewed by the Committee. Only the Chief Executive Officer is eligible for a bonus of up to 100% of base salary in fiscal 2000.

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the five most highly compensated executive officers. "Performance-based" compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Board of Directors has approved the adoption of the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (the "Third Amended and Restated Plan"), which is structured to qualify as "performance-based," and is submitting that plan for shareholder approval at this Annual Meeting. In addition, all of the members of the Human Resources Committee qualify as "outside directors." Accordingly, assuming shareholder approval of the Third Amended and Restated Plan, compensation paid to the Corporation's five most highly compensated executive officers under that plan should be deductible under Section 162(m). The Human Resources Committee thus intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of CIENA.

      Submitted by the members of the Human Resources Committee:

                                 Michael J. Zak
                                 Harvey B. Cash
                                 Billy B. Oliver

           Compensation Committee Interlocks and Insider Participation

      The Human Resources Committee of the Board of Directors, which serves the traditional functions of a compensation committee, consists of Michael J. Zak, Harvey B. Cash and Billy B. Oliver. None of Messrs. Zak, Cash and Oliver was at any time during the fiscal year ended October 31, 1999, or at any other time, an officer or employee of the Corporation. No member of the Human Resources Committee of the Corporation serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation's Board of Directors or Human Resources Committee.

      On March 31, 1999, the Corporation acquired Lightera Networks, Inc. for approximately 20.6 million shares of CIENA Common Stock. Mr. Cash is a general partner of InterWest Partners, which is an affiliate of InterWest VI, L.P. and InterWest Investors VI, L.P. Together, these two InterWest entities owned 193,416 shares of Lightera common stock, 2,632,584 shares of Lightera Series A preferred stock and 476,190 shares of Series B preferred stock. In the merger, these partnerships received an aggregate of 2,714,968 shares of CIENA Common Stock.

      On July 1, 1999, the Corporation acquired Omnia Communications, Inc. for approximately 16 million shares of CIENA Common Stock. Mr. Zak is a general partner of the general partner of Charles River Partnership VIII, a Limited Partnership and Charles River VIII-A LLC, which together owned 2,228,000 shares of Omnia common stock, 2,228,000 shares of Omnia Series A preferred stock and 698,370 shares of Omnia Series B preferred stock. In the merger, these partnerships received an aggregate of approximately 2.5 million shares of CIENA Common Stock.

                   Shareholder Return Performance Presentation

      The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the NASDAQ Telecommunications Index and the S&P 500 Index. Although the SEC requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since February 7, 1997 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  [The following table was depicted as a line graph in the printed material.]

                 NASDAQ Telecom Index      S&P 500      CIENA Common Stock
                 --------------------      -------      ------------------

      02/07/97           100.00             100.00            $100.00
      04/30/97            93.69             101.95            $ 84.46
      07/31/97           120.28             122.01            $151.69
      10/31/97           134.99             117.52            $148.65
      01/30/98           151.85             126.51            $148.82
      04/30/98           178.66             144.18            $150.68
      07/31/98           199.31             145.93            $200.17
      10/30/98           185.23             143.48            $ 46.45
      01/29/99           270.70             168.24            $ 54.56
      04/30/99           307.24             175.57            $ 63.51
      07/30/99           302.07             175.41            $ 91.22
      10/29/99           339.97             180.98            $ 95.27

      Assumes $100 invested in CIENA Corporation, NASDAQ Telecom Index and S&P 500 on February 7, 1997, with all dividends reinvested at month-end.

                                   PROPOSAL 2

Adoption of CIENA Corporation Third Amended and Restated 1994 Stock Option Plan

General

      The Corporation has had a stock option plan, the CIENA Corporation Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), which was initially adopted in 1994 and is designed to attract, retain and reward persons providing services to CIENA, and to motivate these persons to contribute to the growth and profits of CIENA in the future. In 1998, the Board of Directors approved amending and restating the 1994 Plan, resulting in the CIENA Corporation Second Amended and Restated 1994 Stock Option Plan (the "Second Amended and Restated Plan"). The Board of Directors has considered and approved certain amendments to the Second Amended and Restated Plan, resulting in the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan (the "Third Amended and Restated Plan"), and is proposing the Third Amended and Restated Plan, as it amends the Second Amended and Restated Plan, for stockholder approval.

      The Third Amended and Restated Plan amends the Second Amended and Restated Plan by, among other matters, making the following changes:

            o Retaining the authorized shares reserved for issuance pursuant to stock options at twenty million fifty thousand (20,050,000) shares and adding an additional four percent (4%) of the number of issued and outstanding shares of stock of CIENA (but not including increases resulting from the issuance of shares under the Third Amended and Restated Plan) on each of the first five annual anniversaries of the Third Amended and Restated Plan's effective date;

            o Limiting to twenty million fifty thousand (20,050,000) the number of shares that may be issued under the Third Amended and Restated Plan pursuant to incentive stock options;

            o Limiting to one million (1,000,000) the number of shares that may be issued under the Third Amended and Restated Plan to any single individual in a calendar year;

            o     Clarifying that, in addition to the standard credit of twelve
                  (12) full months of accelerated vesting upon a Transfer of Control currently provided for in the Second Amended and Restated Plan, the Board has the authority to grant at the time an option grant is made an additional credit of accelerated vesting of the shares subject to the options upon a Transfer of Control;

            o Designating that the committee administering the Third Amended and Restated Plan shall consist of at least two outside directors; and

            o Extending the date by which incentive stock options granted under the Third Amended and Restated Plan must be granted from within ten (10) years of April 4, 1997 to within ten (10) years of January 13, 2000.

The Human Resources Committee of the Board of Directors (the "Committee") has administered the Second Amended and Restated Plan. If the stockholders approve it, the Committee will also administer the Third Amended and Restated Plan.

      The Board of Directors has directed that the Third Amended and Restated Plan be submitted to the stockholders in its entirety for approval. If the stockholders do not approve the Third Amended and Restated Plan, the Second Amended and Restated Plan will remain in effect.

Summary of the Third Amended and Restated 1994 Stock Option Plan

      The following summary of the Third Amended and Restated Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Third Amended and Restated Plan, which is attached hereto as Appendix 1 and is incorporated herein by reference.

      Eligibility

      Options may be granted only to employees (including officers) and directors of CIENA or any parent or subsidiary of CIENA or to individuals who are rendering services as consultants, advisors, or other independent contractors to CIENA or any parent or subsidiary of CIENA.

      Stock Subject to the Third Amended and Restated Plan

      As originally adopted by the Board and approved by the shareholders, the 1994 Plan provides that grants may be made with respect to no more than twenty million fifty thousand (20,050,000) shares of Common Stock in the aggregate. The aggregate grants made since the 1994 Plan was originally adopted have used up most of the shares initially authorized for grants under the 1994 Plan.

      The Third Amended and Restated Plan sets the number of shares of Common Stock available for grants under the Third Amended and Restated Plan to the sum of twenty million fifty thousand (20,050,000), plus an additional four percent (4%) of the number of issued and outstanding shares of Common Stock (but not including increases resulting from the issuance of shares under the Third Amended and Restated Plan) on each of the first five annual anniversaries of the effective date of the Third Amended and Restated Plan. The Third Amended and Restated Plan also provides that no more than twenty million fifty thousand (20,050,000) shares of Common Stock may be issued under the Third Amended and Restated Plan as incentive stock options. The provision providing for an additional 4% of the number of issued and outstanding shares of Common Stock on each of the first five anniversary dates is necessary to provide for future grants of options under the Third Amended and Restated Plan. This change is intended to further the purpose of the 1994 Plan as approved by the stockholders. In the judgment of the Board of Directors, these additional options will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of officers, other key employees and other individuals with those of the stockholders.

      Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. To be eligible for an exception, Section 162(m) requires that option plans such as the Third Amended and Restated Plan must provide the maximum number of options that can be granted to the specified executive officers subject to stockholder approval. The Third Amended and Restated Plan provides that options covering up to one million shares (1,000,000) shares may be granted to any Plan participant during a calendar year. The options are intended to comply with the exception to
Section 162(m) for "performance-based" compensation.

      Each of the limits described above relating to the number of shares of Common Stock available for issuance under the Third Amended and Restated Plan is subject to adjustment for stock dividends, splits and other similar events. In addition, if any shares of Common Stock covered by an option are not purchased or are forfeited, or if the option otherwise terminates without delivery of any shares of Common Stock subject thereto, then the number of shares of Common Stock counted against the aggregate number of shares available under the Third Amended and Restated Plan with respect to such option will, to the extent of any such forfeiture or termination, again be available for making awards under the Third Amended and Restated Plan.

      Stock Options

      The Third Amended and Restated Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Code and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of CIENA's Common Stock on the date of grant in the case of incentive stock options and 85% of the fair market value of CIENA's Common Stock on the date of grant in the case of non-qualified stock options. To qualify as incentive stock options, options must meet certain federal tax requirements, including limits on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

      The term of each option will be fixed by the Committee and may not exceed 10 years from the date of grant. The options granted under the Third Amended and Restated Plan will vest in the amount of 25% of the covered shares on the last day of the month in which the first anniversary of the date of grant occurs and a rate of 2.084% of the covered shares per month thereafter. In general, vested options are exercisable for thirty days following termination of the optionee's employment for a reason other than death or disability. Vested options are exercisable for a period of twelve months following a termination for death or disability. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Committee.

      Upon exercise of options, the option exercise price must be paid in full either in cash or cash equivalents or by delivery of Common Stock already owned and held by the optionee for at least six months. If the Committee so permits, the exercise price may also be delivered to CIENA by a broker pursuant to irrevocable instructions to the broker from the optionee.

      General Provisions

      Transfer of Control. Each option granted under the Third Amended and Restated Plan will be credited, as of the proposed effective date of a Transfer of Control, and if the optionee is still employed by CIENA on the date such Transfer of Control is consummated, with the longer of (a) twelve (12) full months of additional vesting of the shares subject to the option or (b) the number of months of additional vesting of the shares subject to the option as may be designated by the Board and set forth in the Notice of Grant on the date that the option was granted. If the successor entity does not assume the outstanding options or arrange for the substitution for outstanding options of new options covering the stock of the successor entity, all outstanding options will be fully exercisable thirty (30) days before the Transfer of Control and shall terminate immediately after the Transfer of Control.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the Third Amended and Restated Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under an outstanding award without the holder's consent. Further, plan amendments may be subject to approval by CIENA's stockholders if and to the extent required by the Code to preserve the qualified status of incentive stock options.

      Adjustments for Stock Dividends and Similar Events. The Committee will make appropriate adjustments in outstanding awards to reflect Common Stock dividends, splits and similar events.

      Federal Income Tax Consequences

      Incentive stock options. The grant of an incentive stock option will not be a taxable event for the optionee or CIENA. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). CIENA will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of CIENA or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising incentive stock options after termination of employment and the holding period for Common Stock received pursuant to the exercise of the option are waived.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Code summarized below.

      If an optionee exercises an incentive stock option by tendering Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

      If, pursuant to an option agreement, CIENA withholds shares in payment of the option price for incentive stock options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of an incentive stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of an incentive stock option where the option exercise price is paid with withheld shares.

      Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event for the optionee or CIENA. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under

Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of shares options, to the extent such compensation in the aggregate exceeds $1.0 million for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

      If the optionee surrenders Common Stock in payment of part or all of the exercise price for non-qualified stock options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

      If, pursuant to an option agreement, CIENA withholds shares in payment of the option price for non-qualified stock options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.

      The Board of Directors believes that approval of the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal 2. Your proxy will be so voted unless you specify otherwise.

                                   PROPOSAL 3

       Proposal to Amend the Corporation's Third Restated Certification of
                                  Incorporation

      The Board of Directors of the Corporation has approved, declares it advisable and in the best interests of the Corporation and its stockholders, and recommends that Article FOURTH of the Corporation's Third Restated Certificate of Incorporation, as amended (the "Charter"), be amended to increase the authorized shares of Common Stock from 360,000,000 to 460,000,000. The text of the Amendment is as follows:

            FOURTH: The Corporation shall have the authority to issue two (2) classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of stock that the Corporation shall have the authority to issue is Four Hundred Eighty Million (480,000,000) shares of capital stock, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Twenty Million (20,000,000), par value $0.01 per share. The total number of shares of Common Stock which the Corporation shall have the authority to issue is Four Hundred Sixty Million (460,000,000), par value $0.01 per share.

      As of December 31, 1999, there were 138,894,581 shares of Common Stock outstanding. In addition, as of December 31, 1999, options to purchase 8,571,462 shares were outstanding under the 1994 Plan and the Second Amended and Restated Plan, options to purchase 170,000 shares were outstanding under the Directors Plan, options to purchase 3,225,725 shares were outstanding under the Non-Officers Plan and options to purchase an aggregate of 2,635,060 shares were outstanding under option plans assumed by the Corporation in connection with two acquisitions. Thus, at December 31, 1999, the Corporation had outstanding or reserved for issuance 159,573,881 shares of Common Stock.

      The authorization of a total of 460,000,000 shares of Common Stock would give the Board the express authority, without further action of the Corporation's stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary or advisable. The Corporation expends substantial funds on research and development and other commercialization activities, including investment in complementary businesses, obtaining the rights to use complementary technologies, marketing activities and administrative support of these activities. The Board believes that having the additional shares authorized and available for issuance will allow the Corporation to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate the Corporation's business plan, including capital raising transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes. Such general corporate uses of the additional authorized shares of Common Stock may include acquisition transactions, stock dividends or distributions, and distributions in connection with future issuances of Preferred Stock of the Corporation, stock options or warrants. In any case, the additional shares of Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action were specifically required by applicable law or rules of any securities market on which the Corporation's securities may be traded. The Company has no current plans or proposals to issue any portion of the additional shares of Common Stock.

      Although the proposed increase in the authorized capital stock of the Corporation could be construed as having potential anti-takeover effects, neither the Board nor management of the Corporation views this proposal in that perspective. Nevertheless, the Corporation could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Corporation by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid. The Corporation is not aware of any such hostile takeover bid at this time. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Amended and Restated By-Laws of the Corporation or certain provisions of the Charter would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Corporation, if such transactions were opposed by the Board. Further, an issuance of additional shares by the Corporation could have the effect on the potential realizable value of a stockholder's investment in the Corporation. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. The foregoing factors, if reflected in the price per share of Common Stock, could adversely affect the realizable value of a stockholder's investment in the Corporation.

      The Board of Directors believes that approval of the proposed amendment to the Corporation's Charter to increase the number of authorized shares of Common Stock from 360,000,00 shares to 460,000,000 shares is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal 3. Your proxy will be so voted unless you specify otherwise.

                                   PROPOSAL 4

                 Ratification of Independent Public Accountants

      The independent public accounting firm of PricewaterhouseCoopers LLP has acted as the Corporation's independent auditors for the year ended October 31, 1999 and has been selected by the Board of Directors to act as such for the examination of the Corporation's 2000 financial statements, subject to ratification by the stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

      In the event the appointment of PricewaterhouseCoopers LLP as independent public auditors for 2000 is not approved by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2000 will be permitted to stand unless the Board finds other good reason for making a change.

      The Board of Directors believes that ratification of the selection of PricewaterhouseCoopers LLP as the corporation's independent public accountants for the 2000 fiscal year is in the best interests of all stockholders and, accordingly, recommends a vote FOR Proposal 4. Your proxy will be so voted unless you specify otherwise.

                                Voting Procedures

      Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the Meeting (in person or by proxy). Proposals 2, 3 and 4 must be approved by a majority of the shares of Common Stock voting for or against the Proposals at the Meeting. Unless otherwise indicated, executed proxies will be voted for Proposals 1 through 4.

      Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                              Stockholder Proposals

      All stockholder proposals intended to be presented at the 2001 Annual Meeting of the Corporation must be received by the Corporation not later than October 16, 2000 and must otherwise comply with the rules of the SEC for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

             Section 16(a) Beneficial Ownership Reporting Compliance

      Michael A. Champa and Charles Chi each filed a late Form 3 reporting their initial statement of beneficial ownership of the Company's stock. Stephen Bradley, Michael A. Champa, Steve W. Chaddick, Gary B. Smith and Rebecca E. Seidman each filed a late Form 4 reporting a single transaction, Charles Chi filed three late Forms 4 reporting seven transactions, and Harvey Cash filed one late Form 4 reporting two transactions. Billy Oliver filed four late Forms 4 totaling seven transactions. Clifford Higgerson filed one late Form 5 reporting two transactions. Steve W. Chaddick filed one late Form 5 reporting one transaction.

                                  Other Matters

      Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the Corporation's form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.

                                         By Order of the Board of Directors


                                         /s/ Michael O. McCarthy III
                                         Michael O. McCarthy III
                                         Secretary

                                                                      APPENDIX 1

                                CIENA CORPORATION
                           THIRD AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

      1. Establishment and Purpose.

            (a) Establishment. The CIENA Third Amended and Restated 1994 Employee Stock Option Plan (the "Plan") was adopted effective January 13, 2000 (the "Effective Date").

            (b) Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to CIENA Corporation, a Delaware corporation, and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Definitions:

            (a) "Date of Option Grant" shall mean the date set forth on the Notice of Grant of Stock Options attached hereto as Exhibit A annexed hereto and made a part hereof.

            (b) "Number of Option Shares" shall mean the number of shares of common stock of the Company set forth on Notice of Grant of Stock Options as adjusted from time to time pursuant to paragraph 14 below.

            (c) "Exercise Price" shall mean the price per share set forth on the Notice of Grant of Stock Option attached hereto as Exhibit A as adjusted from time to time pursuant to paragraph 14 below.

            (d) "Initial Exercise Date" shall be the Initial Vesting Date.

            (e) "Initial Vesting Date" shall be the last day of the calendar month in which occurs the date one (1) year after the date set forth on the Notice of Grant of Stock Options:

            (f) Determination of "Vested Percentage":

                                                                    Vested Ratio
                                                                    ------------

            Prior to Initial Vesting Date                                 0

            On Initial Vesting Date, provided the Optionee
            is continuously employed by a Participating Company
            from the Date of Option Grant until the Initial
            Vesting Date                                                 25%

            Plus

            For each full month of the Optionee's continuous
            employment by a Participating Company from the
            Initial Vesting Date                                      2.084%

            In no event shall the Vested Percentage exceed 100%.

            (g) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

            (h) On any given date, the number of "Vested Shares" shall be equal to the Number of Option Shares multiplied by the Vested Percentage determined as of such date pursuant to paragraph 2(f) above and rounded down to the nearest whole share. On such date, the number of "Unvested Shares" shall be equal to the Number of Option Shares reduced by the number of Vested Shares as of such date.

            (i) As to any individual Option granted hereunder, the Board and/or Committee, referred to in Section 3(a) below, shall have authority under Sections 7, 12 and 21 of the Plan to include vesting provisions which result in a different Vested Percentage or Vested Ratio than are set forth in Section 2(f) above.

      3. Administration.

            (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. If appointed, the committee shall consist of no fewer than two members of the Board, none of whom may be an officer or other salaried employee of the Company or an officer or other salaried employee of any affiliate of the Company. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

            (b) Options Authorized. Options may be either incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or non-statutory stock options. Each option shall be designated as either an Incentive Stock Option or a non-statutory Stock Option on the Notice of Grant. In the absence of any designation options granted hereunder shall be non-statutory Stock Options.

            (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

            (d) Disinterested Administration. With respect to the participation in the Plan of officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the requirements of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3") if and to the extent still applicable.

      4. Eligibility.

            (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Eligible persons may be granted more than one (l) Option.

            (b) Restrictions on Option Grants. A director of a Participating Company may only be granted a nonstatutory stock option unless the director is also an employee of the Participating

Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a non-statutory stock option.

      5. Shares Subject to Option.

      Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 14 below. The maximum number of shares of Stock which may be issued under the Plan shall be the sum of twenty million fifty thousand (20,050,000) shares plus an additional four percent (4%) of the number of issued and outstanding shares of Stock (but not including increases resulting from the issuance of shares under the Plan) on each of the first five annual anniversaries of the Effective Date; provided, however, that no more than twenty million fifty thousand (20,050,000) shares may be issued under the Plan pursuant to Incentive Stock Options. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3. During any time when the Company has a class of equity security registered under
Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Option granted under the Plan is one million (1,000,000) per year.

      6. Time for Granting Options. The Plan shall have no termination date; provided, however, that all Incentive Stock Options shall be granted, if at all, within ten (10) years of January 13, 2000.

      7. Terms Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written notices specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which notices may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            (a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option; (ii) the exercise price per share for a non-statutory stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option; and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section

424(a) of the Code.

            (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

            (c) Right to Exercise. The Option shall be first exercisable on and after the Initial Vesting Date, and then only to the extent vested. Notwithstanding the foregoing, the Option may be exercised only in multiples of twenty-five (25) shares unless all shares subject to the Option are being exercised; provided, however, that the foregoing restriction shall not apply so as to prevent an exercise (i) following the Optionee's termination of employment as set forth in paragraph 10 below or (ii) during the thirty (30) day periods immediately preceding and following a Transfer of Control as defined in paragraph 15 below.

            (d) Method of Exercise. Exercise of the Option must be by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 6 below, accompanied by
(i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current forms of escrow and security agreements referenced below.

            (e) Payment of Exercise Price.

                  (i) Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company's stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (3) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (4) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration.

                  (ii) Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock or, if in the opinion of Company counsel, might impair the ability of purchasers of stock from the Company from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Company. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                  (iii) Assignment of Proceeds of Sale. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

            (f) Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee by accepting the grant of the Option shall be considered to have authorized payroll withholding and otherwise agreed to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, or (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Company's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

            (g) Certificate Registration. Except in the event the exercise price is paid by Immediate Sales Proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

            (h) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer or the General Counsel of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

            (i) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

      8. Non-Transferability of the Option; Non-Alienation of Benefits. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

      Except with the prior written consent of the Company, subject to the foregoing, or as otherwise provided herein, no right or benefit under this Option Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Option Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except to the extent previously approved by the Company in writing, or as otherwise provided herein, if the Optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Optionee, the Optionee's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Company may in its sole determination deem proper.

      9. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above,
(b) the last date for exercising the Option following termination of employment as described in paragraph 10 below, or (c) a Transfer of Control to the extent provided in paragraph 15 below.

      10. Termination of Employment.

            (a) Termination Other Than by Death or Disability. Except as otherwise provided below, if the Optionee ceases to be an employee of the Participating Company Group for any reason, except death or disability within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within thirty (30) days after the date on which the Optionee's employment terminated, but in any event no later than the Option Term date.

            (b) Termination by Death or Disability. Except as otherwise provided below, if the Optionee's employment with the Company is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

            (c) Limitations on Exercise After Termination. Except as provided in this paragraph 10, the Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Participating Company Group. Furthermore, the Board may at any time after the Optionee's termination of employment cancel the Option with respect to all or a portion of the shares otherwise remaining exercisable under the Option, if the Company finds or has found that the Optionee:

                  (i) Engaged in willful, deliberate or gross misconduct toward the Company;

                  (ii) Has violated the terms of any confidentiality agreement or obligation between the Optionee and the Company; or

                  (iii) Has accepted employment with an entity which the Company determines is in a business that could result in compromising any confidentiality agreement or obligation between the Optionee and the Company.

            (d) Employee and Termination of Employment Defined. For purposes of this paragraph 10, the term "employee" shall mean any person, including officers and directors, employed by a Participating Company or performing services for a Participating Company as a director, consultant, advisor or other independent contractor. For purposes of this paragraph 10, the Optionee's employment shall be deemed to have terminated if the Optionee ceases to be employed by a Participating Company (whether upon an actual termination of employment or upon the Optionee's employer ceasing to be a

Participating Company). The Optionee's employment shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee serves as an employee, provided that there is no interruption or termination of the Optionee's service as an employee.

            (e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 7(h) above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

            (f) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of
(i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (iii) the Option Term Date.

            (g) Leave of Absence. For purposes hereof, the Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law) a leave of absence shall not be treated as employment for purposes of determining the Optionee's Vested Percentage.

      11. Standard Forms of Stock Options.

            (a) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth herein.

            (b) Non-statutory Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Non-statutory Stock Option" shall comply with and be subject to the terms and conditions set forth herein.

            (c) Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

      12. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of an individual stock option grant either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms of Notice of Grant; provided, however, that the terms and conditions of such revised or amended standard form or forms shall be in accordance with the terms of the Plan.

      13. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

      14. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or like change in the capital structure of the Company.

      In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined below)) shares of another corporation (the "New Shares"), the Company shall unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

      15. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

            (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such sale or exchange;

            (b) a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such merger or consolidation;

            (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

            (d) a liquidation or dissolution of the Company.

      Each Optionee shall be credited, as of the proposed effective date of a Transfer of Control, and if still employed by the Company on the date such Transfer of Control is consummated, with the greater of (i) twelve (12) full months of additional vesting of the shares subject to his/her Option or (ii) the number of months of additional vesting of the shares subject to his/her Option as the Board shall have designated in the Optionee's Notice of Grant on the Date of Option Grant.

      Furthermore, in the event of a Transfer of Control, the surviving, continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 15 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

      16. Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 14 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

      17. Stock Dividends Subject to Plan. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of the Plan, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the shares subject to such security interest immediately before such event.

      18. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of the Plan. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this paragraph.

      19. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information made available to the Company's common stockholders generally.

      20. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

      21. Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 14 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing CIENA Corporation Third Amended and Restated 1994 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 13th day of January, 2000.


                                           /s/ Michael O. McCarthy III
                                           ----------------------------------
                                           Michael O. McCarthy III, Secretary

                                                                      1562-PS-00

                                      PROXY

                                CIENA CORPORATION
               Proxy Solicited on behalf of the Board of Directors
            Annual Meeting of Stockholders to be held March 16, 2000

      The undersigned hereby appoints Patrick H. Nettles, Joseph R. Chinnici and Michael O. McCarthy III, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of CIENA Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held March 16, 2000, or any adjournment thereof, as follows:

1. Election of Two Directors by all Stockholders

      |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY to
          except as marked to the contrary       vote for all nominees
                                                 listed below

      Stephen P. Bradley, Ph.D. and Gerald H. Taylor

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):

--------------------------------------------------------------------------------

2. Proposal to approve the CIENA Corporation Third Amended and Restated 1994 Stock Option Plan.

      |_| FOR                  |_| AGAINST             |_| ABSTAIN

3. Proposal to amend the Corporation's Third Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 360 million shares to 460 million shares.

      |_| FOR                  |_| AGAINST             |_| ABSTAIN

4. Proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Corporation.

      |_| FOR                  |_| AGAINST             |_| ABSTAIN

5. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

      PLACE AN "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING. |_|

Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate:


-------------------       -------------------------------       ----
Signature of holder       Signature of co-holder (if any)       Date